THIS LEASE AGREEMENT (the "Lease") made as of the 17th day of September, 2007, by and between **ARC RACARPA001, LP**, a Delaware limited partnership, having an office at 1725 The Fairway, Jenkintown, PA 19046 (the "Landlord"), and **RITE AID OF PENNSYLVANIA, INC.**, a Pennsylvania corporation, having its principal office at 30 Hunter Lane, Camp Hill, PA 17011 ("Tenant").

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (the "Leased Premises"): (i) the lot or parcel of land owned in fee by Landlord and described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining (the "Land"); (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment"), excepting therefrom the Trade Fixtures.

2. Certain Definitions.

"Additional Rent" shall mean Additional Rent as defined in Paragraph 32.

"Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining the Leased Premises.

"Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

"Appraisal Election Notice" shall mean Appraisal Election Notice as defined in Exhibit B.

"Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

"Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

"Commencement Date" shall mean October 12, 2007.

"Condemnation" shall mean a Taking and/or a Requisition.

"Default Rate" shall mean the Default Rate as defined in Paragraph 19(b)(iv).

"Electing Party" shall mean Electing Party as defined in Exhibit B.

"Equipment" shall mean the Equipment as defined in Paragraph 1.

"Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

"Fair Market Rent " shall mean Fair Market Rent as defined in Exhibit B.

"Guarantor" shall mean Rite Aid Corporation.

"Guaranty" shall mean that certain corporate guaranty of this Lease given by Guarantor of even date herewith.

"Impositions" shall mean the Impositions as defined in Paragraph 8.

"Improvements" shall mean the Improvements as defined in Paragraph 1.

"Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of Five Hundred Thousand ($500,000.00) Dollars and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

"Land" shall mean the Land as defined in Paragraph 1.

"Law" shall mean any constitution, statute or rule of law.

"Lease Year" shall mean the twelve calendar month period beginning on the Commencement Date and on each anniversary thereof throughout the Term.

"Lease Year Commencement Date" shall mean the Commencement Date, if such date shall be on the first day of a calendar month, or, if the Commencement Date does not fall on the first day of a calendar month, then, "Lease Year Commencement Date" shall mean the first day of the first calendar month following that month in which the Commencement Date falls.

"Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

"Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record, or of record in the future if created or filed by or with the consent of Tenant, which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

"Lender" shall mean an entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

"Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

"Mortgage" shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises, or any part thereof, from Landlord to Lender.

"Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

"Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i) or (iv) of Paragraph 14 (a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

"Non-electing Party" shall mean Non-electing Party as defined in Exhibit B.

"Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

"Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

"Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

"Restoration" shall mean the Restoration as defined in Paragraph 13(c)(i).

"State" shall mean the State or Commonwealth in which the Leased Premises is situated.

"Substitution Lease" shall mean a lease of the Substitute Premises on the same terms and conditions as this Lease with respect to the Withdrawn Premises, including, without limitation, the same rental terms with respect to the Withdrawn Premises, for the remaining term of the Lease (including all remaining Renewal Terms hereunder).

"Substitute Premises" shall mean the premises that are substituted under this Lease for the Withdrawn Premises pursuant to Paragraph 34.

"Substitution" shall mean the substitution under this Lease of the Substitute Premises for the Withdrawn Premises pursuant to Paragraph 34.

"Taking" shall mean any permanent taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

"Term" shall mean the Term as defined in Paragraph 5.

"Termination Date" shall mean the Termination Date as defined in Paragraph 13(b).

"Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

"Withdrawn Premises" shall mean the Leased Premises withdrawn from the Lease in accordance with the terms and conditions of Paragraph 34.

3. Title and Condition.

(a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3 (b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the uniform commercial code or any other Law now or hereafter in effect or otherwise.

(c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

(d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the "guaranties"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this

Paragraph 3 (d). Upon the termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.

(e) Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld, conditioned or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use as a retail site and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If either Landlord or Lender shall fail to approve or disapprove the form of any such Easements, within a period of thirty (30) days from their respective receipt of same, then either Landlord or Lender, as the case may be, shall be deemed to have approved the form of any such Easement.

(f) Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now, or of record in the future if created or filed by or with the consent of Tenant, affecting the Leased Premises, herein referred to collectively as the "REA", and that Tenant shall comply with all of the terms and conditions of the REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as herein above provided during the Term of this Lease.

4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant may (subject to Paragraph 4(b)) use the Leased Premises as a retail store or for any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a retail store) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter

created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(b) Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.

(c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5. Term.

(a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the Lease Year Commencement Date and ending at midnight on the date immediately prior to the twentieth (20th) anniversary of the Lease Year Commencement Date (the "Expiration Date") (such initial term, together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the "Term").

(b) Provided this Lease shall not have been terminated pursuant to the provisions of Paragraphs 13(b) or 19, this Lease and the Term shall be automatically extended for that number of renewal terms set forth on Exhibit "B", each for that period set forth on Exhibit "B" (each, "Renewal Term"), upon condition that Tenant may cancel any Renewal Term by giving notice ("Renewal Term Cancellation Notice") to Landlord in writing at least six (6) months prior to the expiration of the then current Term. If Tenant does not timely give to Landlord a Renewal Term Cancellation Notice, the date by which Tenant may give such Renewal Term Cancellation Notice to Landlord shall be extended to the date occurring ten (10) days after the date on which Landlord shall have given to Tenant a written notice reciting the provisions of this Paragraph 5(b). Upon the giving of a Renewal Term Cancellation Notice this Lease and the Term shall terminate and come to an end as of the later of (i) the ninetieth (90th) day following the giving of the Renewal Term Cancellation Notice, or (ii) the last day of the then current Term (and if the effect of this sentence is to extend the Term it shall be so extended on the terms and conditions and for the Rent in effect for the Term then expiring). Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit "B" attached hereto and made a part hereof. If Tenant shall timely give a Renewal Term Cancellation Notice, then all options

with regard to subsequent Renewal Terms shall expire and be null and void. If the Leased Premises are located in the State of New York, there is attached hereto Exhibit "D" entitled "New York Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

6. Rent.

(a) Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit "B" attached hereto ("Basic Rent"), payable in advance commencing on the first day of the first month following the month in which the Commencement Date occurs (unless the Commencement Date is the first day of a month, in which case commencing on the Commencement Date) continuing on the first day of each calendar month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender or Landlord by wire transfer in immediately available federal funds to such account in such bank as Lender or Landlord shall designate, from time to time. Upon request by Landlord, Tenant shall establish arrangements whereby payments of the Basic Rent and Additional Rent are transferred by Automated Clearing House Debit from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Basic Rent shall be adjusted on certain anniversaries of the Lease Year Commencement Date, as set forth on Exhibit "B". If the Commencement Date shall occur on a date other than the first day of a calendar month, then, Basic Rent for the period from and including the Commencement Date through and including the last day of the month in which the Commencement Date occurs shall be paid, in advance, on the date hereof, in an amount prorated by (i) dividing the monthly installment of Basic Rent due for the month in which the Commencement Date occurs by the number of days in such month, and (ii) multiplying such sum by the numbers of days remaining in such month from and after the Commencement Date.

(b) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, the following ("Additional Rent"), all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have the same rights, powers and remedies provided herein, by Law or otherwise as are available to Landlord in the event of nonpayment of Basic Rent.

(c) If any installment of Basic Rent is not paid within five (5) days after written notice is given by Landlord or Lender (or Lender's servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to three percent (3%) (the "Late Charge") on such overdue installment of Basic Rent. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof. If

the Leased Premises are located in the State of Mississippi, there is attached hereto Exhibit "D" entitled "Mississippi Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(d) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

7. Net Lease; Non-Terminability.

(a) This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

(b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4 (c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

(c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

(d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a) (i) Subject to the provisions of Paragraph 18 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) on or with respect to the Leased Premises; all charges and/or taxes for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof. If the Leased Premises are located in the State of Ohio, there is attached hereto Exhibit "D" entitled "Ohio Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(ii) Nothing herein shall obligate Tenant to pay, and the term "Impositions" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after

Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

(b) Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

(c) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

9. Liens; Recording and Title.

(a) Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

(b) Except as to Leased Premises located in the State of Maryland, each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

10. Indemnification.

(a) Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord and Lender, and their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not such indemnified party has or should have knowledge or notice of the defect or conditions, if any, causing or

contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of such indemnified party or the intentional wrongful act of such indemnified party. In case any action or proceeding is brought against any indemnified party by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from such indemnified party to resist or defend such indemnified party in such action, with the expenses of such defense paid by Tenant, and such indemnified party will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

(b) The obligations of Tenant under this Paragraph 10 shall survive any expiration or termination of this Lease.

11. Maintenance and Repair.

(a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13 (c) and 14 (g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

(b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

(c) If Tenant shall be in default under any of the provisions of this Paragraph 11 or Paragraph 26, Landlord may after thirty (30) business days written notice given to Tenant and failure of Tenant to commence to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

(d) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" which includes Paragraph 11(d) and which is incorporated herein and made a part hereof.

12. Alterations.

(a) Tenant shall not make any Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises, without Landlord's written consent, which consent Landlord agrees not to unreasonably withhold, condition or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following Paragraph 12(b).

(b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%); (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) all Alterations shall be made in the case of any Alteration the estimated cost of which in any one instance exceeds Five Hundred Thousand Dollars ($500,000) under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations. If the Leased Premises are located in the State of Ohio, there is attached hereto Exhibit "D" entitled "Ohio Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(c) With respect to any and all actions which Tenant is entitled to take related to the Leased Premises or Tenant's leasehold interest therein, including without limitation, the

erection, installation, alteration and removal of signs, Tenant is hereby authorized to apply for and obtain any and all permits or other approvals in its own name and without any joinder or participation of Landlord. Tenant shall bear all expenses and shall protect, defend and hold harmless Landlord in connection with any action taken by Tenant under the preceding sentence.

13. Condemnation.

(a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings.

(b) (i) If (A) the entire Leased Premises or (B) at least ten percent (10%) of the applicable Land or the building constructed on the Land or any means of ingress, egress or access to the Leased Premises, the loss of which even after Restoration would, in Tenant's reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant shall, not later than ninety (90) days after a Taking has occurred, serve notice ("Tenant's Termination Notice") upon Landlord of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the "Termination Date") shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of such Tenant's Termination Notice.

(ii) In the event of a Condemnation of all or any part of the Leased Premises which results in a termination of this Lease, subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord's interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's interest in the Leased Premises. Notwithstanding the foregoing, Tenant shall not be entitled to any award or payment on account of Tenant's leasehold interest under this Lease except in the event of a Condemnation described in (i) Paragraph 13(b) (and then only if and to the extent that Landlord receives an amount equal to or greater than the amount set forth on Exhibit "C" attached hereto and made a part hereof) or (ii) Paragraph 13(c).

(c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall belong to and be paid to the Tenant but in the event of a Restoration the estimated cost of which exceeds the amount set forth in Paragraph 15(a) hereof, the Net Award shall be held initially by Landlord for the benefit of Tenant to fund the Restoration of the Premises; and promptly after such Condemnation, Tenant shall commence and

diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "Restoration").

(ii) Upon the payment to Landlord for the benefit of Tenant of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration (or if no Restoration is required), the balance of the Net Award shall be paid to Tenant and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

(iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d) Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13 (a), 13 (b) and 13 (c), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises is then subject to a Mortgage, which consent of Landlord and Tenant shall not be unreasonably withheld, conditioned or delayed.

(e) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" which includes Paragraph 13(e) and which is incorporated herein and made a part hereof.

14. Insurance.

(a) Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:

(i) Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of

Landlord, Lender and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain self-insured retention, exclusions and deductible amounts of $500,000 or such greater amount as may be reasonable. So long as terrorism coverage remains available at commercially reasonable rates by reason of the Terrorism Risk Insurance Act (or any successor or similar statute under which the United States government provides or subsidizes such coverage), Tenant will maintain terrorism coverage as part of its property insurance, in reasonable amounts and with reasonable self-insured retention, exclusions and deductible amounts.

(ii) Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis," and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Five Million Dollars ($5,000,000) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence. Such policy may contain a self-insurance retention, exclusion or deductible of Two Million Dollars ($2,000,000.00) or such greater amount as may be reasonable.

(iii) Worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(b) In addition to the self-insurance, retention, exclusions and deductibles permitted under Paragraphs 14(a)(i) and (ii), during such time as (i) no Event of Default is outstanding hereunder, and (ii) the tangible net worth of Tenant (or of the guarantor of Tenant's obligations under this Lease) shall be not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles consistently applied, Tenant may self-insure all or any portion of the coverage referred to in Paragraph 14 (a) (i), (ii), (iii) and (iv) , provided that the self insurance program of this section (b) does not violate any Legal Requirements.

(c) Except as otherwise provided in Paragraph 14(b), the insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor's of not less than A-, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lender. Sums due from Tenant in lieu of insurance proceeds because of such self-insurance programs shall be treated as insurance proceeds for all purposes under this Lease. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall

(except for the worker's compensation insurance referred to in Paragraph 14 (a) (iii) hereof) name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

(d) Each insurance policy referred to in clauses (i) and (iv) of Paragraph 14 (a), shall contain standard non-contributory mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each policy shall provide that it may not be canceled or materially modified except after 30 days prior notice to Landlord and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy.

(e) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty days prior to the Policy Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the Landlord and Lender shall receive a notice from the insurer to the effect that a policy will expire on a date (the "Policy Expiration Date") which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

(f) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

(g) In the event of any casualty loss exceeding $500,000, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld, conditioned or delayed, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be Five Hundred Thousand Dollars ($500,000.00) or less, all proceeds of any insurance required under clauses (i) and (iv) of Paragraph 14(a) shall be

payable to Tenant, provided that Tenant (or the Guarantor of Tenant's obligations under this Lease) at such time shall have a tangible net worth of not less than Fifty Million Dollars ($50,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the "Trustee"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, Basic Rent and Additional Rent shall not abate. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11 (a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i) and (iv), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the "Tenant Insurance Payment").

(h) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" which includes Paragraph 14(h) and which is incorporated herein and made a part hereof.

(i) If in the last three (3) years of any Term of this Lease the Leased Premises is damaged such that the cost of Restoration is in excess of twenty-five percent (25%) of its then fair market value, then Tenant may terminate this Lease, provided Tenant pays to Landlord the sum of (i) the insurance proceeds applicable to such damage, (ii) the Tenant Insurance Payment (if applicable) and (iii) the amount of any deductible which reduced the insurance proceeds or the Tenant Insurance Payment.

15. Restoration. Net Proceeds, Restoration Award and Tenant Insurance Payment (the aggregate of which being herein defined as the "Restoration Fund") shall be disbursed by the Trustee in accordance with the following conditions:

(a) If the cost of Restoration will exceed $500,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is

applicable and which approval will be conclusively deemed granted if Landlord fails, within fifteen (15) days following Landlord's receipt of Tenant's request (accompanied by copies of the plans and specifications for such Restoration) to grant or to reasonably withhold (with reasons stated) such approval.

(b) At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

(c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens and/or partial waiver of lien as local law and custom may dictate, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

(d) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

(e) The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.

(f) The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

(g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, shall be not less than the cost of completing the Restoration, free and clear of all liens.

(h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.

(i) If the Leased Premises are located in the State of New York, there is attached hereto Exhibit "D" entitled "New York Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

16. Subordination to Financing.

(a) (i) Subject to the provisions of Paragraph 16 (a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination, provided that the holder of such Mortgage, Landlord and Tenant shall have entered into a subordination, non-disturbance and attornment agreement which shall provide to Tenant the benefits described in Paragraph 16(a)(ii).

(ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law. Notwithstanding the provisions of any Mortgage, during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease. Notwithstanding an Event of Default, but provided no event of default has occurred under the Qualified Sublease, the provisions of this Paragraph 16 (a) shall continue to apply for the benefit of any Qualified Subtenant referred to in Paragraph 17 herein.

(b) Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.

(c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16 (a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d) Each of Tenant and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such

subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

(e) Each of Tenant and Landlord agrees that, if requested by the other, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement reasonably requested by Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of Lender that Tenant will not, (i) without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify the Lease (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the initial term, or (D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) except as expressly provided herein, without the prior written consent of Lender which may be withheld in Lender's sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so, or (iii) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17. <u>Assignment, Subleasing</u>.

(a) Tenant may assign its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, without the consent of Landlord.

(b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of the assigning Tenant hereunder or of any guarantor of the assigning Tenant's obligations hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made and the assigning Tenant and any assignee shall be jointly and severally liable for all obligations of Tenant pursuant to this Lease. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the payment and performance of all its other obligations under this Lease; provided, however, if the assignee of Tenant's interest has a rating by Standard & Poor's of not less than BBB- (but in no event less than the Standard & Poor's rating of Tenant or of Guarantor at the time) and is not on credit watch for down grade, then, Tenant and any guarantor of Tenant's obligations hereunder shall be released from all liability and obligation under this Lease arising from and after the date of assignment upon delivery to Landlord of a validly authorized and executed, enforceable Instrument of Assumption described below in this Paragraph. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee

shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

(c) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

(d) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into a nondisturbance and attornment agreement with any Qualified Subtenant, as defined below, upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default beyond all applicable periods of notice and cure under its Qualified Sublease, as defined below, that the Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant's use and occupancy of the Leased Premises shall not be disturbed by Landlord, and pursuant to which such Qualified Subtenant shall agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease (but subject to Landlord's obligation to enter into a new lease pursuant to Paragraph 36(e)). Said agreement shall further provide that nothing therein contained shall impose any obligation on the Landlord or the Lender to (A) return or apply any security deposit under such Qualified Sublease, unless such security deposit shall be transferred and turned over to the Landlord or Lender or their or either of their successors, (B) expend any sums to make any installations or alterations provided to be made by the Landlord under said Qualified Sublease or reimburse the Tenant under said Qualified Sublease for any installations or alterations made by it, (C) be liable for any act or omission of Tenant as sublandlord (or any successor to Tenant as sublandlord) or be subject to any offsets or defense which such Qualified Subtenant might have against Tenant as sublandlord (or any successor to Tenant as sublandlord), (D) be bound by any rent or additional rent which such Qualified Subtenant might have paid for more than the current month to any prior landlord, or (E) be bound by any amendment or modification of the Qualified Sublease made without the prior written consent of Landlord, the terms of which amendment or modification if included in the original sublease would have prevented such sublease from meeting the criteria for a Qualified Sublease.

(ii) Any subtenant under a Qualified Sublease, as defined below, is a "Qualified Subtenant." A "Qualified Sublease" shall be any sublease of all of the Leased Premises, pursuant to which the subtenant thereunder had, at the time such sublease was entered into, a Standard & Poor's investment grade rating of BBB-, or higher or a Moody's investment grade rating of Baa3, or higher (or equivalent rating of any other nationally recognized statistical rating organization) and was not on credit watch, such sublease to be on the identical terms and conditions of this Lease (except the Basic Rent or Additional Rent (or both) may be higher), and for a term not to exceed the Term of this Lease, and with the Qualified Subtenant not to have any rights or options in addition to those provided to Tenant under this Lease (and if any such Qualified Sublease shall include all or part of any Renewal Term or Renewal Terms, then Tenant shall be conclusively deemed to have irrevocably waived the right to issue a Renewal Term

Cancellation Notice as to such Renewal Term or Renewal Terms, which waiver Tenant will confirm in writing to Landlord if requested to do so, except that if thereafter such Qualified Sublease shall terminate prior to its original term and on or before the last day as of which Tenant would otherwise be entitled to issue a Renewal Term Cancellation Notice as to any Renewal Term originally included within the term of such Qualified Sublease, then Tenant's right to issue a Renewal Term Cancellation Notice as to such Renewal Term and all subsequent Renewal Terms originally falling within the term of such Qualified Sublease shall be reinstated in accordance with the terms of this Lease).

(e) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into an agreement with any Qualified Assignee, as defined below, pursuant to which Landlord shall agree, for so long as such Qualified Assignee is not in default of its obligations under this Lease, that no defaults or Event of Default shall be deemed to have occurred under this Lease by reason of the occurrence of one or more of the events designated in Paragraphs 19(a)(iii), (iv), (v) or (vi) with respect to any party who was a Tenant under this Lease prior to the date of the assignment of this Lease to the Qualified Assignee.

(ii) A "Qualified Assignee" shall be any assignee of the Tenant's rights, title and interest under this Lease which, at the time of the assignment to it, had a Standard & Poor's investment grade rating of BBB-, or higher, or a Moody's investment grade rating of Baa3, or higher, (or equivalent rating of any other nationally recognized statistical rating organization) and is not on credit watch.

18. Permitted Contests.

(a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.

(b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest in the Leased Premises.

(c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord

harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19. Conditional Limitations; Default Provisions.

(a) The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of three (3) business days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord or Lender or Lender's designee, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of fifteen (15) business days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of sixty (60) business days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of sixty (60) business days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of sixty (60) business days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant, Guarantor or any guarantor of Tenant's obligations hereunder shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (iv) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, 180 business days after it is entered; (v) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within 180 business days after such levy or attachment. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(b) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

(i) Landlord may give Tenant notice (following the occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than sixty (60) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date herein above fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date herein above fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.

(ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than sixty (60) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination is effected has been cured by Tenant. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

(iii) After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in

obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

(iv) If Tenant shall fail to make payment of any installment of Basic Rent or any Additional Rent on or before the date when each such payment is due, Tenant shall pay to Landlord, a sum equal to two (2%) percent per annum above the then current Prime Rate, as hereinafter defined, of the amount unpaid (the "Default Rate") computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment. The term "Prime Rate" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time. If the Leased Premises are located in the State of Mississippi, there is attached hereto Exhibit "D" entitled "Mississippi Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(v) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" which includes an addition to Paragraph 19(b)(v) and which is incorporated herein and made a part hereof.

(vi) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(b) (iii), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting); together with interest thereon at the Default Rate until paid. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

(vii) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated into and made a part hereof. If the Leased Premises are located in the State of Michigan, there is attached hereto Exhibit "D" entitled "Michigan Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(c) At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to Law or if Landlord shall have reentered the Leased

Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(b)(iii) or 19(b)(vi), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as the entire damages for Tenant's default, the amount by which the Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of eight percent (8%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(b)(iii) if applicable to such period.

(d) If any Law governing a proceeding in which the damages provided for in Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

20. Additional Rights of Landlord and Tenant.

(a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

(c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created by statute, common law or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

(d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

(e) Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by

the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subParagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan as constituted on the date hereof. As used in this Paragraph, "costs and expenses" shall include, without limitation, reasonable attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by Law.

21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) business days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) business day after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.

To the Addresses stated below:

If to Landlord:

1725 The Fairway
Jenkintown, PA 19046
Attn: William Kahane

With a copy to:

Saul A. Behar, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
22nd Floor
Philadelphia, PA 19103-2097

If to Tenant:

c/o Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Attn: Secretary

And to:

I. Lawrence Gelman, Esquire

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011

With a copy to:

Thomas P. Witt, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
22nd Floor
Philadelphia, PA 19103-2097

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same , and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

23. Surrender and Holding Over.

(a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be

removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

(b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred ten percent (110%) of the Basic Rent reserved herein, and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred ten percent (110%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19 (b). If the Leased Premises are located in the State of California, there is attached hereto as Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any other leasehold interest therein or any interest in such fee estate or ownership or leasehold estate. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or other leasehold interest thereunder or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25. Definition of Landlord.

(a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally or against any officer, director, member, shareholder or partner of Landlord.

(b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

26. Hazardous Substances.

(a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. § 9601 et seq. (the "Act"); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable Laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local Laws, rules or regulations governing "Hazardous Materials". "Hazardous Materials" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof. If the Leased Premises are located in the State of Michigan, there is attached hereto Exhibit "D" entitled "Michigan Provisions" containing a provision identified as appearing here, which is incorporated into and made a part hereof.

(b) To the extent required by the Act and/or any federal, state or local Laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental Law with respect to the Leased Premises or Tenant's or any other person's or entity's prior ownership of the Leased Premises; (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 26, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release

during the initial term and any extension or Renewal Term whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial term or any extension or Renewal Term.

(c) The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord and Lender. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local Laws, rules or regulations governing Hazardous Materials.

27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than ten (10) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

28. Statements. Tenant shall submit to Landlord and Lender, when filed with the Securities and Exchange Commission, copies of the Forms 10Q and 10K of Guarantor. If at any time Guarantor is no longer a public company, Tenant shall submit to Landlord and Lender or their designee (a) any financial statements of Guarantor which are provided by Guarantor to its lenders, and (b) the annual audited financial report and quarterly audited or unaudited financial reports (only to the extent such quarterly reports are produced by Guarantor and provided to any of its lenders) within one hundred twenty (120) days following the close of each fiscal year (in the case of annual reports) or fiscal quarter (in the case of quarterly reports) of Guarantor. If Guarantor shall have been released from liability hereunder, then the then Tenant hereunder (or the guarantor of its obligations hereunder, if any) shall provide to Landlord an annual audited financial report and (to the extent such quarterly reports are produced by such then Tenant or guarantor and provided to any of their lenders) quarterly audited or unaudited financial reports (including, income and expense statement and balance sheet) within one hundred twenty (120) days following the close of the quarterly or annual (as the case may be) fiscal period in question. Notwithstanding the foregoing, neither Tenant nor Guarantor nor any successor Tenant or guarantor, if any shall be required to submit such statements if on or before the applicable delivery date thereof such statements shall be available on EDGAR, or any successor to EDGAR.

29. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

30. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

31. Miscellaneous.

(a) The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

(c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

(d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent subtenants of and holders of encumbrances upon any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

(f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

(g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located. If the Leased Premises are located in the State of New York, there is attached hereto Exhibit "D" entitled "New York Provisions" containing a provision identified as appearing here, which is incorporated herein and made a part hereof.

(h) Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.

32. Additional Rent. The term "Additional Rent" as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

33. Right of First Refusal. Except in transactions consummated prior to the first anniversary of the Commencement Date, Landlord shall not sell or convey or agree to sell or convey the Leased Premises or any part thereof without first having complied with the requirements of this Paragraph 33. If Landlord shall desire to sell or convey all or any portion or portions of the Leased Premises, Landlord shall obtain from a third party a bona fide arms' length written offer (the "Offer"), acceptable to Landlord, to purchase all or such portion of the Leased Premises; and Landlord shall submit a written copy of the Offer to Tenant and shall give Tenant twenty (20) days within which to elect to purchase the portion of the Leased Premises which is the subject of the Offer (herein called the "Subject Premises") on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Subject Premises, Tenant shall give to Landlord written notice thereof ("Acceptance Notice") and closing shall be held within sixty (60) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Subject Premises to Tenant. At closing Landlord shall deliver to Tenant a special warranty deed (or local equivalent) as to the Subject Premises, sufficient to convey to Tenant fee simple title to the Subject Premises free and clear of all liens, restrictions and encumbrances, except for the Permitted Encumbrances, liens or encumbrances created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant, the lien of any Impositions then affecting the Leased Premises, this Lease and, if the Subject Premises are to be conveyed subject to the outstanding balance of the Loan, the Mortgage and all other Loan documents. This right of first refusal shall continue as to all portions of the Leased Premises until such time as such portions shall have been sold by Landlord to the party making the Offer or its assignee(s). In the event Tenant shall elect not to so purchase the Subject Premises, Landlord may thereafter sell the Subject Premises which are the subject of the Offer only to the party making the Offer or its assignee(s) and only in accordance with the terms thereof, unless a further Offer is submitted to Tenant in accordance with this Paragraph 33 (except that Landlord may negotiate a five percent (5%) price reduction from that set forth in the Offer and an extension of the closing date by six (6) months from that set forth in the Offer without having to re-offer the Leased Premises to Tenant). To prevent Landlord from defeating the rights of Tenant under this Paragraph 33, Landlord agrees that Landlord will at no time accept an offer to purchase all or any portion of the Leased Premises together with any other property (except other property which is leased in its entirety to Tenant or an affiliate of Tenant) unless a separate purchase price is specified for the Leased Premises which bears the same relationship to the total purchase price in such offer as the fair market value of the Leased Premises bears to the fair market value of all property included in such offer and such offer is otherwise structured so that Tenant may accept as to the Leased Premises only. In no event shall the provisions of this Paragraph 33 or the rights and privileges of Tenant under this Paragraph 33 be construed as limiting in any manner any other rights granted elsewhere in this Lease Agreement to Tenant. Notwithstanding anything to the contrary herein, the provisions of this Paragraph 33 shall not apply to (i) any sale or conveyance of the Leased Premises in foreclosure, trustee's sale, (or similar proceeding) of a bona-fide mortgage or

deed of trust or to any conveyance in lieu of foreclosure or in lieu of trustee's sale of such a mortgage or deed of trust, or (ii) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord, or the change of the trustee, manager or other controlling person of the Landlord.

If Landlord shall obtain an Offer with respect to a sale or conveyance of all or any portion of the Leased Premises, and sells the Leased Premises (to Tenant or anyone else) Tenant hereby acknowledges and consents as follows: (i) any such sale or conveyance during any period in which the Loan may not be prepaid or defeased, as the case may be, shall be subject to the outstanding balance of the Loan, and, if Tenant shall be entitled to, and shall, exercise its rights under this Paragraph 33, the Loan, Note, Mortgage and other Loan documents will be assumed by Tenant, and the lien of the Mortgage may not be released during such period; (ii) such sale shall be in accordance with and subject to the terms and provisions of the Note and Mortgage, whether such purchase contemplates the purchase of the Leased Premises subject to the lien of the Mortgage or for a release of the lien of the Mortgage; and (iii) if the lien of the Mortgage is not released in connection with such sale of the Leased Premises, and if Tenant acquires the Leased Premises, no merger of title shall occur and this Lease and the Guaranty of this Lease will remain in full force and effect in accordance with their terms.

If Tenant shall have agreed to purchase the Subject Premises pursuant to an Offer under which the third party offeror was to acquire the Subject Premises under and subject to the lien of the Mortgage, and if such purchase by Tenant of the Subject Premises shall occur at a time when the Loan may be prepaid or defeased, as the case may be, Tenant may purchase the Subject Premises for cash free and clear of the Mortgage but only if (i) the cash portion of the Offer is increased by an amount equal to the principal and interest secured by the Mortgage, and (ii) Tenant pays (in addition to the purchase price) all prepayment premiums or defeasance deposits, yield maintenance amounts, satisfaction fees and other sums which become owing as a result of such prepayment or defeasance, as the case may be; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Subject Premises been sold under and subject to the lien of the Mortgage, pursuant to the Offer.

34. Substitution of Leased Premises. Tenant may elect to effect a Substitution; provided, that, the terms and conditions of this Paragraph 34 are fully satisfied:

(a) Tenant or Guarantor shall provide Landlord with evidence satisfactory to Landlord that the Substitute Premises shall be used and occupied by Guarantor or one of its Subsidiaries;

(b) the appraised fair market value and the useful life of the Substitute Premises shall be at least equal to the appraised fair market value and the useful life of the Withdrawn Premises at the time of the Substitution;

(c) no Event of Default by Tenant shall have occurred and be continuing under this Lease either at the time of the request for the proposed Substitution or on the date of the Substitution;

(d) Tenant shall provide Landlord (and so long as a Loan is outstanding Lender) with written notice of the prospective Substitution not less than sixty (60) days before the date on which such Substitution is sought to be effected. Lender (if any) shall have 15 days after receipt of such notice to approve or disapprove in writing the Substitution in its sole discretion and Landlord shall have 15 days after receipt of such notice to approve or disapprove in writing the Substitution in its reasonable discretion, in each case with a failure to timely respond deemed a disapproval. So long as a Loan is outstanding no Substitution shall be permitted without Lender's written approval;

(e) Landlord and Tenant shall either (i) enter into a Substitution Lease and Tenant's obligation to pay rent under the Substitution Lease shall commence not later than the date of the Substitution, or (ii) amend this Lease to include the Substitute Premises as the Leased Premises;

(f) Tenant shall be required to accept the Substitute Premises in its "as is" condition;

(g) Guarantor shall execute and deliver to Landlord a guaranty of payment and performance with respect to the Substitution Lease on the same terms and conditions as the Guaranty, or shall amend the Guaranty to expressly confirm and ratify the applicability of the Guaranty in respect of the amended Lease described in Paragraph 34(e);

(h) Tenant shall not institute any Substitution unless Tenant intends to close permanently, or has closed permanently, its store in the Leased Premises. In the notice required pursuant to Paragraph 34(d) above, Tenant shall notify Landlord that Tenant has closed permanently, or that Tenant intends to close permanently its store in the Leased Premises. Within twenty (20) days following Landlord's receipt of such notice, Landlord may give written notice to Tenant to the effect that this Lease will terminate as of the date the Substitution is sought to be effective and in such case this Lease will terminate as of such date, and Tenant shall pay all Basic Rent and Additional Rent accruing through the date of termination (including, without limitation, items of Additional Rent for which billings are first received after the date of termination), and Impositions shall be pro-rated between Landlord and Tenant as of the date of termination;

(i) Tenant shall have furnished to Landlord at Tenant's expense an environmental report and a property condition report for the Substitute Premises dated within ninety (90) days of the date on which the Substitution is sought to be effected, and such reports shall be satisfactory to Landlord (as to which Landlord shall not be unreasonable, it being understood that it would be unreasonable for Landlord to find such reports unsatisfactory if the Substitute Premises are not less desirable for ownership by responsible investors than the Leased Premises);

(j) Tenant shall have furnished to Landlord at Tenant's expense (A) a pro forma policy of title insurance showing that upon the completion of the Substitution there shall be vested in Landlord good and marketable title to the Substitute Premises subject to no obligations or exceptions other than such as would be acceptable to a responsible investor, and if the Substitution is effected Tenant shall cause such policy of title insurance to be issued to

Landlord at Tenant's expense and (B) an as-built ALTA survey of the Substitute Premises meeting Lender's reasonable and customary survey requirements;

(k) All of Landlord's reasonable costs and expenses of the Substitution shall be paid by Tenant such that Landlord shall not be required to incur any unreimbursed cost or expense;

(l) If Tenant proposes in writing to effect a Substitution, then Landlord (with the written consent of the Lender) may, within 30 days following receipt of Tenant's notice to effect a Substitution, elect to terminate this Lease on a date which is the later of the date on which Tenant sought to effect the substitution or 30 days following the date of Lender's written notice to Tenant that this Lease is to be terminated, in which event there shall be no Substitution; provided, however, that within 15 days following receipt by Tenant of such notice of termination from Landlord, Tenant may elect to rescind its request for a Substitution in which event the Landlord's election to terminate this Lease pursuant to this subParagraph (n) shall be null and void and this Lease shall continue in full force and effect.

35. Disclaimer. For avoidance of doubt, the parties hereby confirm that Tenant has no duty to occupy the Leased Premises or to operate any business in the Leased Premises, and that there is no restriction under this Lease on the location of places of business by Tenant, its sublessors, assigns or subtenants, even if such a place or places of business compete with a business operated in the Leased Premises.

36. Leasehold Mortgages. Tenant and every successor and assign of Tenant is hereby given the right (exercisable at any time and from time to time) by Landlord, without Landlord's prior consent, to mortgage their interests in this Lease, under one or more leasehold mortgage(s), and to assign this Lease, and all sublease(s) (provided, however, that any assignment of any sublease by Tenant pursuant to this Paragraph 36 is subject and subordinate to the assignment of such sublease set forth in Paragraph 17(c) hereof), as collateral security for such leasehold mortgage(s), upon the condition that all rights acquired under such leasehold mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord in this Lease, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to Tenant to mortgage Tenant's interest in this Lease, except as expressly provided in this Paragraph 36. If Tenant and/or Tenant's successors and assigns shall mortgage this leasehold and if the holder of any such leasehold mortgage shall send to Landlord notice specifying the name and address of such holder and the pertinent recording data with respect to its leasehold mortgage, then Landlord agrees that the following provisions shall apply to each leasehold mortgage with respect to which such conditions are met (each being herein called a "Leasehold Mortgage"), so long as such Leasehold Mortgage shall remain unsatisfied of record or until notice of satisfaction of such Leasehold Mortgage is given by the holder to Landlord:

(a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the holder of the Leasehold Mortgage, and no merger shall result from the acquisition by, or devolution upon, any one entity of the fee and leasehold estates in the Leased Premises.

(b) Landlord shall, upon serving Tenant with any notice of default or other notice provided for in this Lease, simultaneously serve a copy of such notice upon the holder of the Leasehold Mortgage; and no such notice to Tenant shall be effective unless a copy of such notice is also served on the holder of the Leasehold Mortgage. The holder of the Leasehold Mortgage shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the holder of the Leasehold Mortgage as if the same had been done by Tenant.

(c) If any default by Tenant shall occur which, pursuant to any provision of this Lease or Law, entitles Landlord to terminate this Lease, and if, before the expiration of ninety (90) days from the date of service of notice of termination upon the holder of the Leasehold Mortgage, such holder shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Basic Rent and other payments provided for in this Lease which are then in default, and shall have complied (or shall have commenced the work of complying) with all of the other obligations of Tenant under this Lease which are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect; and in the event that the holder of more than one Leasehold Mortgage shall desire so to act, the holder of the Leasehold Mortgage which is prior in lien shall have the prior right so to act.

(d) If any default by Tenant shall occur which, pursuant to any provision of this Lease or Law, entitles Landlord to terminate this Lease, and Landlord elects to terminate this Lease, the holder of the Leasehold Mortgage shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in Landlord' s notice of termination, for a period of not more than four (4) months, provided that such holder shall cure or cause to be cured any then existing monetary defaults and meanwhile pay the Basic Rent, Additional Rent and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, and provided further that the holder of the Leasehold Mortgage shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or otherwise and shall prosecute the same to completion with due diligence. If at the end of said four (4)-month period the holder of the Leasehold Mortgage shall be actively engaged in steps to acquire or sell Tenant's interest in this Lease and shall have given notice thereof to Landlord, the time for the holder to comply with the provisions of this subParagraph (d) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity, provided that the holder of the Leasehold Mortgage continues to pay or cause to be paid all sums owing by Tenant hereunder and provided further that there is not outstanding and uncured any Event of Default hereunder the continuation of which during such additional period may: (i) threaten Landlord's interest in the Leased Premises (ii) have a material adverse effect on the value of the Leased Premises, (iii) materially increase the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iv) result in or give rise to any material environmental deterioration or degradation of the Leased Premises; such as, for example and without limitation, any failure to insure or any

failure to repair or care for the Leased Premises the effect of which is to place the Leased Premises at risk or to increase the ultimate cost of such repair.

(e) Landlord agrees that in the event of any termination of this Lease or of any New Lease made pursuant to this Paragraph 36(e) prior to its stated expiration date for any reason whatsoever (including, without limitation, by operation of law or the rejection of this Lease or any New Lease by Tenant as debtor in possession or any trustee of Tenant in any bankruptcy, reorganization, arrangement or similar proceeding), Landlord shall enter into a new lease ("New Lease") of the Leased Premises with the holder of the Leasehold Mortgage (or its nominee) or, if there be more than one Leasehold Mortgage, then with the holder entitled under Paragraph(e)(iii) (or its nominee), for the remainder of the Term of this Lease, effective as of the date of such termination, at the rent and upon the same terms, provisions, covenants and agreements as contained in this Lease (including without limitation all renewal options, and rights of first refusal), and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, to liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant and the lien of any Impositions then affecting the Leased Premises, and to other liens or encumbrances created pursuant to this Lease, and to the rights, if any, of any parties then in possession of any part of the Leased Premises, provided:

(i) The holder (or its nominee) shall make request upon Landlord for such New Lease within sixty (60) days after the date on which the holder has received written notice of the occurrence of such termination.

(ii) The holder (or its nominee) shall pay to Landlord at the time of the execution and delivery of the New Lease all sums which would at the time of the execution and delivery of the New Lease be due pursuant to this Lease but for such termination, less the net income collected by Landlord subsequent to the date of termination of this Lease and prior to the execution and delivery of the New Lease, any excess of such net income over the aforesaid sums to be applied in payment of the rental thereafter becoming due under the New Lease.

(iii) If more than one holder makes request upon Landlord in accordance with the provisions of this Paragraph 36(e), the New Lease shall be delivered to the holder requesting such New Lease whose Leasehold Mortgage is prior in lien and prior in estate, and the request of the holder of any Leasehold Mortgage which is subordinate in lien shall be void and of no force and effect.

(iv) Upon the execution and delivery of the New Lease, all subleases which theretofore may have been assigned and transferred to Landlord shall thereupon be assigned and transferred (without recourse) by Landlord to the Tenant under the New Lease; and the Tenant under the New Lease shall have the benefit of all of the right, title, interest, powers and privileges of Tenant under this Lease in and to the Leased Premises, including specifically assignment of Landlord's interest in and to any then existing sublease where the sublessee may have attorned to Landlord and which, at the time of cancellation or termination of this Lease, was prior in right to the lien of the holder of the Leasehold Mortgage or which by separate agreement or by its terms had been granted non-disturbance privileges pursuant to the provisions of this

Lease; and Landlord hereby agrees that, with respect to any such sublease so assigned, Landlord will not modify or amend any of the terms or provisions thereof, during the period between the expiration or termination of this Lease and the execution and delivery of the New Lease.

(v) Following the termination of this Lease or any New Lease and until the right of the holders of all Leasehold Mortgages to enter into a New Lease shall have expired without any New Lease having been executed:

(A) Landlord shall not alter or in any way demolish the buildings or other improvements situate on the Leased Premises; and, during said period, Landlord shall not remove, replace or change any furniture, furnishing, fixtures or equipment located on the Leased Premises.

(B) Landlord shall not terminate any sublease or the rights of any subtenant under such sublease unless such subtenant shall be in default under such sublease.

(f) Landlord shall, upon request, execute, acknowledge and deliver to the holder of the Leasehold Mortgage an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such holder, among Landlord, Tenant and the holder, confirming all of the provisions of this Paragraph 36.

(g) The term "mortgage", whenever used in this Lease, shall include whatever security instruments are used in the locality of the Leased Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code or successor or similar legislation.

37. Additional Provisions. If the Leased Premises are located in the State of Indiana, there is attached hereto Exhibit "D" entitled "Indiana Provisions" containing a provision identified as appearing here, which is incorporated into and made a part hereof.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

[Signatures appear on following pages]

Store No. 7884

TENANT'S SIGNATURE PAGE

Attached to and made a part of Lease dated as of September 17, 2007

Between:

ARC RACARPA001, LP, Landlord

and

RITE AID OF PENNSYLVANIA, INC., Tenant

Premises:

Rite Aid Store No. 7884
Location: Carlisle, Pennsylvania

RITE AID OF PENNSYLVANIA, INC.,
a Pennsylvania corporation

By: ______________________
I. Lawrence Gelman, Vice President

Attest: ______________________
Charlene Braida, Assistant Secretary

Store No. 7884

LANDLORD'S SIGNATURE PAGE

Attached to and made a part of Lease dated as of September 17, 2007

Between:

ARC RACARPA001, LP, Landlord

and

RITE AID OF PENNSYLVANIA, INC., Tenant

Premises:

Rite Aid Store No. 7884
Location: Carlisle, Pennsylvania

ARC RACARPA001, LP,
a Delaware limited partnership

By: ARC RACARPA001 GP, LLC,
a Delaware limited liability company,
its general partner

By: American Realty Capital, LLC, a
Delaware limited liability company,
its authorized signatory

By: [signature]
Name: William M. Kahane
Its: President

EXHIBIT A

Premises

ALL that certain parcel or tract of land situate on the southerly side of York Road (S.R. 0074), the northern side of Forge Road (Township Road) and the westerly side of Westminster Drive (S.R. 2003), in South Middleton Township, Cumberland County, Commonwealth of Pennsylvania, as shown on a Subdivision Plan as prepared by BL Companies, drawing No. SU-102, dated 6/26/06, and revised 8/1/06, said tract being more fully bounded and described as follows to wit:

BEGINNING at a point being the intersection of the southern legal right-of-way line of York Road (S.R. 0074) and the western legal right-of-way line of Westminster Drive (S.R. 2003); thence along the western legal right-of-way line of Westminster Drive (S.R. 2003) along a curve to the LEFT, having a radius of 305.00 feet, an arc distance of 6.45 feet, and a chord bearing South 13° 52'07" West a chord distance of 6.45 feet; thence South 13° 15'44" West a distance of 111.68 feet to a point; thence along a curve to the RIGHT, having a radius of 270.00 feet, an arc distance of 213.89 feet, and a chord bearing South 35° 57'25" West a chord distance of 208.34 feet to a point; thence South 58° 39'06" West a distance of 3.79 feet to a point; thence along a curve to the RIGHT, having a radius of 35.00 feet, an arc distance of 54.98 feet, and a chord bearing North 76° 20'54" West a chord distance of 49.50 feet to a point, said point lying in the northern right-of-way line of Forge Road (a Township Road); thence along said right-of-way line North 31° 20'54" West a distance of 363.62 feet to a point; thence North 31° 09'39" West a distance of 17.52 feet to a point; thence North 35° 31'38" West a distance of 193.15 feet to a point; thence along a curve to the RIGHT, having a radius of 55.00 feet, an arc distance of 66.19 feet, and a chord bearing North 01° 02'59" West a chord distance of 62.27 feet to a point; thence along a curve to the LEFT, having a radius of 65.00 feet, an arc distance of 84.86 feet, and a chord bearing North 03° 58'17" West a chord distance of 78.96 feet to a point, said point lying in the aforesaid southern legal right-of-way line of York Road; thence along said right-of-way line with a curve to the LEFT, having a radius of 5791.65 feet, an arc distance of 188.06 feet, and a chord bearing South 61° 27'11" East a chord distance of 188.05 feet to a point; thence South 62° 23'00" East a distance of 271.35 feet to a point; thence North 27° 37'00" East a distance of 22.00 feet to a point; thence South 62° 23'00" East a distance of 49.73 feet to a point; thence along a curve to the RIGHT, having a radius of 115.00 feet, an arc distance of 154.26 feet, and a chord bearing South 23° 57'15" East a chord distance of 142.96 feet to the POINT and PLACE OF BEGINNING.

Containing 160,350 square feet or 3.6811 acres of land, more or less.

BEING Lot 1 on said Plan, recorded in the Recorder's Office of Cumberland County, Pennsylvania in Plan Book 93 Page 85-C.

BEING Tax Parcel No. 40-09-0533-135.

BEING as to part, the same premises which 44 Carlisle SM Two Associates, L.P., a Pennsylvania limited partnership by Deed dated 12/4/2006 and recorded 12/8/2006 in the County of Cumberland in Deed Book 277 page 4598, modified by Corrective Deed dated 9/10/2007 and recorded 9/12/2007 as Instrument 200735672, conveyed unto Rite Aide of Pennsylvania, Inc., a Pennsylvania Corporation, in fee.

BEING as to part, the same premises which First Church of the Bretheren by Quit Claim Deed dated 12/1/2006 and recorded 12/8/2006 in the County of Cumberland in Deed Book 277 page 4607, conveyed unto Rite Aid of Pennsylvania, Inc., a Pennsylvania Corporation, in fee.

EXHIBIT B

Basic Rent Schedule

Number of Consecutive Renewal Terms: Eight (8)

Duration of each Renewal Term: Five (5) Years

1. During Lease Years 1 through 10, the Basic Rent per Lease Year shall be Three Hundred Forty Three Thousand Seven Hundred Twenty Eight Dollars ($343,728.00). On the first day of each of the 11th, 21st, and 31st Lease Years, Basic Rent shall increase to one hundred ten percent (110%) of the Basic Rent in the preceding period.

2. (a) In the 41st Lease Year (which is the first year of the fifth Renewal Term), Basic Rent shall be adjusted to fair market rent ("Fair Market Rent") as of the commencement of such Renewal Term and determined in accordance with this Paragraph and in the 51st Lease Year (which is the first year of the seventh Renewal Term), Basic Rent shall be again adjusted to Fair Market Rent as of the commencement of such seventh Renewal Term and determined under this Paragraph 2. In each case Fair Market Rent shall be deemed to be equal to 110% of the Basic Rent applicable to the previous period unless Landlord or Tenant gives notice ("Appraisal Election Notice") to the other of its election to have Fair Market Rent determined by appraisal under this Paragraph 2, which notice must be given at least 180 days (but not more than 365 days) before commencement of the Renewal Term in question and must be accompanied by a written appraisal setting forth fair market rent for the Leased Premises prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where the Leased Premises is located.

(b) If one of the parties (the "Electing Party") gives a timely Appraisal Election Notice in compliance with Paragraph 2(a) of this Exhibit B, then Fair Market Rent for such Renewal Term shall be deemed to be as set forth in the accompanying appraisal unless the other party (the "Non-electing Party") gives the Electing Party written notice of its disapproval of Electing Party's appraisal within sixty days after receipt of Electing Party's appraisal, which notice must also be accompanied by a written appraisal complying with Paragraph 2(a) of this Exhibit B. If the Non-electing Party gives timely notice of its disapproval of Electing Party's appraisal, Landlord's appraiser and Tenant's appraiser shall jointly, within fifteen days after delivery of Non-electing Party's appraisal, choose a third appraiser who is a member of the American Institute of Appraisers who shall, within twenty days after appointment, choose one of the two appraised values as the Fair Market Rent, which determination shall be binding upon both Tenant and Landlord. Except as provided in Paragraph 2(d) of this Exhibit B, each party shall bear the fees and expenses of its own appraiser, and the fees and expenses of the third appraiser shall be borne by the party whose appraisal was not chosen by the third appraiser.

(c) In no event shall the Fair Market Rent for a Renewal Term be less than the Basic Rent payable for the period immediately preceding such Renewal Term.

(d) Notwithstanding anything to the contrary herein, Tenant may cancel any of the last four Renewal Terms by giving a Renewal Term Cancellation Notice on or before the date which is the later of (i) ten business days after determination of Fair Market Rent for such

Renewal Term under this Paragraph 2 or (ii) the date occurring ten days after the date on which Landlord shall have given to Tenant a written notice reciting the provisions of Paragraph 5(b) above (relating to automatic renewal). If Tenant cancels one of the last four Renewal Terms, Tenant shall bear the fees and expenses of all appraisers rendering appraisals under this Paragraph 2 in connection with the Renewal Term so cancelled. Upon the giving of a Renewal Term Cancellation Notice this Lease and the Term shall terminate and come to an end as of the later of (i) the one hundred eightieth (180th) day following the giving of the Renewal Term Cancellation Notice, or (ii) the last day of the then current Term (and if the effect of this sentence is to extend the Term it shall be so extended on the terms and conditions and for the Rent specified herein for the Term then expiring).

EXHIBIT C

13(b)(ii) MINIMUM TO LANDLORD

Four Million Nine Hundred Eighty One
Thousand Nine Hundred Dollars ($4,981,900.00)

ASSIGNMENT AND ASSUMPTION AGREEMENT

[RITE AID]

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made as of the 1 day of September, 2008, by and among MILESTONE PARTNERS LIMITED, a New York corporation ("Milestone") and AMERICAN REALTY CAPITAL HOLDINGS, LLC, a Delaware limited liability company ("ARCH"), (collectively, "Assignors") and AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee").

RECITALS:

WHEREAS, Assignors, the sole members of ARC/Milestone Capital Ventures, LLC, a Delaware limited liability company (the "Company"), own one hundred percent (100%) of the membership interests in the Company (the "Membership Interest") as of the date hereof, Milestone owning fifty percent (50%) of the membership interests in the Company and ARCH owning fifty percent (50%) of the membership interests in the Company;

WHEREAS, the Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests in the following entities: ARC RAPITPA001, LP; ARC RAPITPA001 GP, LLC, ARC RACARPA001, LP; ARC RACARPA001 GP, LLC, ARC RACADOH001, LLC; ARC RACAROH001, LLC; ARC RAELPOH001, LLC and ARC RALISOH001, LLC;

WHEREAS, Assignors have agreed to sell and assign to Assignee and Assignee has agreed to purchase and assume 100% of the Membership Interest;

NOW, THEREFORE, for valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. (a) Milestone hereby assigns, conveys, transfers and sets over unto Assignee all rights, title and interests of Milestone in and to fifty percent (50%) of the Membership Interest, free and clear of liens, restrictions and encumbrances.

(b) ARCH hereby assigns, conveys, transfers and sets over unto Assignee all rights, title and interests of ARCH in and to fifty percent (50%) of the Membership Interest, free and clear of liens, restrictions and encumbrances.

2. Assignee hereby accepts such assignment of one hundred percent (100%) of the Membership Interests of the Company and agree with Assignors that Assignee will (x) assume and pay all liabilities and obligations arising on or after the date hereof with respect to the ownership of the assigned Membership Interests and (y) perform all of the terms, covenants and conditions on the part of the Members to be performed under the Company's Limited Liability Company Agreement.

3. The Assignors represent and warrant that (i) each such Assignor has the right, authority and power to assign all of Assignor's right, title and interest in and to the Membership

Interests to Assignee, and (ii) such Assignor has not otherwise assigned or transferred its interests in the Membership Interests.

4. The Assignee represents and warrants that the Assignee has the full and complete right, authority and power to execute and deliver this Agreement.

5. This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

6. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument. The individuals signing this Agreement on behalf of the parties hereto represent and warrant that they are duly authorized to do so.

7. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania (without regard to principles of conflicts of laws).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 29 day of September, 2008.

ASSIGNORS:

MILESTONE PARTNERS LIMITED

By: [signature]
Name: William M. Kahane
Its: Chairman/Co-CEO

AMERICAN REALTY CAPITAL HOLDINGS, LLC

By: American Realty Capital, LLC, its Manager

By: [signature]
Name: WILLIAM M. KAHANE
Its: ____________

[Signatures continue on the following page]

ASSIGNEE:

American Realty Capital Operating Partnership, L.P.

By: American Realty Capital Trust, Inc., a Maryland corp., its general partner

By: [signature]
Name: William M. Kahane
Its:________________